Exhibit 99.2

(NYSE Amex: EGT) January 13, 2010

2 Safe Harbor Language Forward Looking Statements: This presentation contains forward-looking statements concerning Elixir Gaming within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the business of Elixir Gaming, its working capital requirements and future revenue and profitability. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to Elixir Gaming’s inability to place gaming machines at significant levels, whether the gaming machines placed generate the expected amount of net win, the ability of Elixir Gaming to acquire additional capital as and when needed, the ability of Elixir Gaming to collect revenue and protect its assets and those other risks set forth in Elixir Gaming’s annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 30, 2009, as amended on April 30, 2009, and our Form 10-Q for the three-months ended September 30, 2009 filed on November 10, 2009. Elixir Gaming cautions readers not to place undue reliance on any forward-looking statements. Elixir Gaming does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

3 Table of Contents Company Background Business Divisions Management Team Business Expansion Financial Information Investment Considerations

4 1. Company Background 1.1 Company Overview Elixir Gaming Technologies, Inc. (“Elixir Gaming” or the “Company”) operates under two business divisions. Primary business is the placement of gaming machines on a revenue share (participation) model in resorts, hotels, and other venues in emerging gaming markets in the Asia Pacific region with a current focus on Cambodia and the Philippines. Dolphin Advanced Technologies (“Dolphin”) subsidiary, which is located in Australia, is involved in the manufacture and sale of casino gaming chips and automotive components. Under a new and experienced management team, Elixir Gaming has refined its business model over the past five quarters and emerged a stronger company that is poised for selective expansion. Elixir Gaming achieved positive adjusted EBITDA for Q2:09 and Q3:09. Melco Group (HK:200) holds 39.84% interest in Elixir Gaming. Melco Group, through Melco Crown (NASDAQ:MPEL), owns interests in gaming, hotel and resort properties such as City of Dreams, Altira Macau, and Mocha in Macau. Elixir Gaming is a publicly-traded company in the U.S. on the NYSE Amex under the stock symbol “EGT”.

5 1. Company Background 1.2 Business Model Redefined Refocused gaming contracts Focus on quality not quantity. Implemented dramatic cost rationalization As of the third quarter of 2009, Elixir Gaming had reduced cash SG&A expense to $1.5 million for the quarter, a decline of 61% from the year-ago period. Principal savings included rationalization of offices and reductions in salary cost and headcount, which were made without impacting operational capabilities. Disposed unprofitable legacy business In March 2009, Elixir Gaming divested its legacy table game business and inventory to and simultaneously resolved a long-term litigation with Shuffle Master (NASDAQ: SHFL) for total consideration of $2.8 million in cash. Improved balance sheet and financial flexibility In July 2009, the Company entered into an agreement with Elixir International/Melco to defer principal and interest payments on its unsecured promissory note with an outstanding principal balance of $9.2 million until July 2010 when monthly payments resume for an 18-month period. Interest of 5% continues to accrue.

6 1. Company Background 1.2 Business Model Redefined Asset valuation review On January 6, 2010, Elixir Gaming announced, as the last step of its business model refinement, it is in the final stages of its annual valuation review of its gaming machine assets and anticipates recording a non-cash impairment charge in the range of $11.5 to $13.5 million as of December 31, 2009. The impairment includes: the write-down to fair market value of certain gaming machines in inventory deemed as non-performing/not suitable for the Company’s markets; and the write-down of its Philippines operations’ gaming assets based on whether the current carrying value of the machines in operation in this market is higher than the expected value as forecasted by the projected future cash flows. This better aligns revenue and the related costs and rationalizes the carrying value of the assets against the projected income for the Philippines market, as well as reduces depreciation expense which should accelerate the time needed for the Company to achieve positive GAAP earnings.

7 2. Business Divisions 2.1 Gaming Participation Business (Core Business Division) Elixir Gaming’s gaming participation business operates under the participation model, which has an average revenue share of approximately 22%. The Company’s participation model offers significant benefits. Recurring revenue model. Minimal cash operating costs which provides significant margin leverage. Periodic (ranging from daily to monthly, depending on individual contract terms) collection of net WUD from venue owners provides recurring cash flow and minimizes receivables risk. Identifying and securing long-term contracts (typically 5 years) with venue owners helps to solidify market position. Owning all gaming devices and, for certain venues, gaming machine data allows the Company to increase customer loyalty and stickiness. Elixir Gaming has established operations in the Philippines and Cambodia. As of December 31, 2009, Elixir Gaming had 1,299 gaming machine seats in operation.

8 2. Business Divisions 2.1 Gaming Participation Business (Core Business Division) Pro forma scenarios: Scenario 1: WUD of $100 (1) Gaming Machine Seats on Participation (2) 1,500 2,000 2,500 Elixir Gaming Revenue Share 22% 22% 22% Annual Revenues (in millions) $12.0 $16.1 $20.1 Cash COGS (in millions) $2.0 $2.6 $3.2 Cash SG&A (in millions) $6.0 $6.4 $6.8 Annual EBITDA (in millions) $4.0 $7.1 $10.1 Annual EBITDA margin 33.6% 44.0% 50.2% Scenario 2: WUD of $125 (1) Gaming Machine Seats on Participation (2) 1,500 2,000 2,500 Elixir Gaming Revenue Share 22% 22% 22% Annual Revenues (in millions) $15.1 $20.1 $25.1 Cash COGS (in millions) $2.0 $2.6 $3.2 Cash SG&A (in millions) $6.0 $6.4 $6.8 Annual EBITDA (in millions) $7.1 $11.1 $15.1 Annual EBITDA margin 46.9% 55.2% 60.1% (1) Reported average consolidated WUD for Q4:2009 was $105. (2) Gaming machine seats in operation on participation as of December 31, 2009 were 1,299.

2. Business Divisions

2.1.1 Gaming Participation Business - Cambodia

- The Market
  - Gaming market historically centered on Phnom Penh, which targets tourists (over 2 million estimated visitors in 2008) and large population of foreign passport holders living in the area.
  - Elixir Gaming focuses on NagaWorld, which holds the exclusive casino license in the Phnom Penh area and is the only operating gaming establishment in the Phnom Penh area after government directives issued in December 2008 and early 2009, which resulted in the closure of approximately 70 slot clubs in the Phnom Penh area.



THAILAND
LAOS
CAMBODIA
Angkor
Siem Reap
Stung Treng
Battambang
Tonle Sap
Mekong
Kratie
PHNOM PENH
VIETNAM
Sihanoukville
Gulf of Thailand
South China Sea

- As of December 31, 2009, Elixir Gaming had 440 gaming machine seats in operation in one location, NagaWorld, a wholly-owned subsidiary of Hong Kong listed NagaCorp Ltd. (HKSE:3918). Elixir Gaming will add a further 200 gaming machine seats at NagaWorld by the end the second quarter of 2010.

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10 2. Business Divisions 2.1.1 Gaming Participation Business - Cambodia Average WUD Performance at NagaWorld Operations Average WUD $250 $225 $200 $175 $150 $125 $100 $75 $50 $25 Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec 2009 $167 $39 $163 $218 $204 $216 $236 $129 $153 $201 $231 Electronic gaming machine seats at NagaWorld have ramped up significantly from approximately 200 at the end of January 2009 to 440 by December 31, 2009. Average WUD improved substantially in the initial ramp up period from $39 in February to over $200 from June through August 2009 on an average approximate installed machine base of 240 units. Average WUD declined in September 2009 after the installation of additional machines but by November had quickly resumed average WUD of over $200.

11 2. Business Divisions 2.1.1 Gaming Participation Business - Cambodia New NagaWorld Contract On December 30, 2009, Elixir Gaming and NagaWorld entered into a new agreement for the addition of 200 electronic gaming machines in a prime area of the casino floor AND to consolidate the terms of all the Company’s operating machines at NagaWorld. Under the consolidated terms, Elixir Gaming and NagaWorld will jointly operate a total of 640 gaming machine seats and share in the net WUD and certain operating costs at a split of 25%/75%, respectively. The contract duration for the total 640 gaming machine seats is six years, commencing March 1, 2010. Elixir Gaming collects on a daily basis from the machines’ daily net wins its relevant portion in cash for all 640 gaming machine seats. Elixir Gaming is entitled to100% of the WUD from the gaming machines under a commitment fee arrangement until the Company recoups ALL the commitment fees advanced PLUS its 25% revenue share. (While Elixir Gaming collects 100% of the cash gross net win from these units under the commitment fee arrangement only 25% of which is recorded as revenue.) EGT has first right of refusal for any future available space on the casino lobby floor.

12 2. Business Divisions The Market Philippines is the fifth largest country in Asia. Gaming growth is driven by emerging affluent and middle classes with strong propensity for gaming. Strong regulated market with growing gaming acceptance. Elixir Gaming focuses on Greater Manila, Clark special economic tourism zone, and tourist islands. As of December 31, 2009, Elixir Gaming had 859 gaming machine seats in operation. 2.1.2 Gaming Participation Business - Philippines

13 2. Business Divisions 2.1.2 Gaming Participation Business - Philippines Overall stable growth as venues mature and despite temporary dilutive impact to average WUD when new venues are added and seasonal factors. Severe adverse weather conditions from eventful typhoon season resulted in weakness to 2H:09 WUD performance. Average WUD Performance in Philippine Venues Average WUD $35 $40 $45 $50 $55 $60 $45 $44 $48 $51 $53 $58 $53 $57 Q1:08 Q2:08 Q3:08 Q4:08 Q1:09 Q2:09 Q3:09 Q4:09 initiated market strategy in 2010 to grow WUD for the Philippines operations 20-30% from current levels in the next two to three years through: Focus on targeted marketing (e.g., loyalty programs); Ramp-up of several immature venues; and Reallocation of resources to focus on top performing venues.

14 2. Business Divisions 2.2 Gaming Chips Business Through Elixir Gaming’s wholly-owned subsidiary in Melbourne, Dolphin, the Company is one of the few manufacturers providing both traditional and RFID* gaming chips to casinos around the globe. *Gaming Partners International (NASDAQ:GPIC) has an exclusive license on two patents, which expire in 2015, owned by International Game Technology (NYSE:IGT) to make and sell RFID chips and readers for chip tracking in the U.S. Elixir Gaming has patents or patent applications for the manufacture process of gaming chips and plaques (RFID and non-RFID), which cover a wide range of countries with significant gaming establishments such as the U.S., Australia, and Macau. Dolphin has built a strong reputation in the Macau and Australian markets and is poised to expand into other world gaming markets. Dolphin’s customers include City of Dreams (Macau), Altira (Macau), Galaxy (Macau), Crown Casino (Melbourne), Burswood Casino (Perth), StarCity (Sydney), among others.

15 2. Business Divisions 2.3 Non-Gaming Product Business Dolphin also manufactures and sells non-gaming products, principally automobile components, and has been a qualified supplier to major auto manufacturers in Australia and elsewhere for an extended period of time. Major customers include GM Holden Ltd., Toyota, Honda, and Futuris Automotive. Auto production in Australia has declined substantially in the last two years due to the global financial crisis and strength of the Australian dollar.   While local auto sales have been strong, exports have dropped sharply.  As a result of these factors and the January 1 tariff cut to lower the price of imported models relative to locally produced cars, volatility in the market and consequently, Dolphin auto component sales volumes, is expected to continue into 2010.  However, Dolphin remains a solid supplier in the industry and is positioned to gain share going forward with the consolidation of competitors in the market.

16 3. Experienced Management Team Experienced management team with strong relationships and understanding of the regulatory, political, and social dynamics in Asia. Clarence Chung (Chairman and Chief Executive Officer) Joined Elixir Gaming’s board in October 2007 and served as chairman since August 2008. Assumed CEO position in October 2008. Strong financial and gaming industry experience. Also serves as a director of Melco International Development Limited, (HK:200) and of Melco Crown Entertainment Limited (NASDAQ: MPEL). Previously held positions of chief financial officer, investment banker and merger and acquisitions specialist. Named one of the “Asian Gaming 50 - 2009” by Inside Asian Gaming magazine. Architected and executed the Company’s business re-model. Don Hallmark (Regional Vice President, Slot Operations) Joined Elixir Gaming in October 2009. Nearly 20 years experience in the gaming industry. Most recently served as regional director of slots for Las Vegas Sands Corporation (NYSE: LVS) at which he oversaw slot operations for all three of the company’s corporate properties in Las Vegas, Macau, and Singapore, analyzed performance reports of over 4,000 gaming devices and, in Singapore, focused on the development of this new slot market. Previously held similar senior slot management positions at Las Vegas properties such as Tropicana Resort & Casino and Palms Casino & Resort. Andy Tsui (Chief Accounting Officer) Joined Elixir Gaming in July 2008. Ten years of financial management experience with U.S. listed companies and is a certified public accountant in the U.S.

17 4. Business Expansion 4.1 Gaming Participation Business - Poised for Expansion After the refinement of its business model, Elixir Gaming emerges a stronger company and is poised for expansion with the right management team, expertise, and business focus. For 2010, Elixir Gaming is targeting selective growth with a focus on quality not quantity. Elixir Gaming plans to capitalize on its presence in Cambodia through the placement of additional machines with selective existing (NagaWorld) and new partners in this market and is also actively seeking expansion opportunities in other high-potential, under-penetrated Asian gaming markets such as Vietnam and Laos. Anticipates fulfilling targeted 2010 contracts utilizing existing inventory and through the purchase of new and used machines with cash on hand and cash flow from operations. In the Philippines, with the planned reallocation of gaming assets, Elixir Gaming anticipates maintaining at least 800 to 850 gaming machine seats in operation during 2010.

18 4. Business Expansion 4.2 Dolphin – the Under-exploited Asset Market potential for Dolphin RFID technology in gaming chips and plaques is significantly under-exploited. Elixir Gaming estimates the size of the global gaming chip market to be over 100 million of which approximately 10-12% are RFID chips. The adoption rate of RFID technology within gaming is growing. With manufacturing of RFID and non-RFID gaming chips only, Dolphin has achieved the following: Dolphin has newly developed plaques (RFID and non-RFID) to complete its product offering to customers. Plaques have a significantly higher profit margin than chips. Given its intellectual property, a complete product offering, and deep industry relationships, particularly in Asia, Dolphin is positioned to benefit from industry growth driven by the upgrade cycle to RFID and eventual gaming market expansion. 2007 2008 2009* No. of Chips Manufactured 1,005,502 144,400 1,425,000 Sales (US$ 000's) 2,267 680 3,841 Gross Profit (US$ 000's) 453 116 1,693 * 9 month period ended September 30, 2009

5. Financial Information

5.1 Improving Earnings Performance

$US in thousands	2008 (Actual)	Q1 2009 (Actual)	Q2 2009 (Actual)	Q3 2009 (Actual)
Gaming Machine Participation				
Installed Machines at Period End	977	1,057	1,037	1,127
Revenue	3,433	946	1,743	1,839
Cost of Sales	9,071	3,110	2,600	3,021
Gross Profit / (Loss)	(5,638)	(2,164)	(857)	(1,182)
Table Game Products				
Revenue	1,805	78	3,191	572
Cost of Sales / (Gain)	2,132	(18) *	1,891	275
Gross Profit / (Loss)	(327)	96	1,300	297
Non-Gaming Products				
Revenue	7,072	678	839	1,201
Cost of Sales	6,160	756	995	1,204
Gross Profit / (Loss)	912	(78)	(156)	(3)
Total Gross Profit / (Loss)	(5,053)	(2,146)	288	(888)
SG&A Expenses	15,282	2,597	1,831	1,462
Stock Option Expenses	2,594	202	244	329
Research and Development Expenses	969	55	75	72
Depreciation and Amortization	1,084	309	255	237
Flood Damage Losses	-	-	-	98
Restructuring Charges	666	499	89	4
Impairment of Assets / Asset Write-offs	2,119	-	-	425
EBIT	**(27,767)**	**(5,808)**	**(2,206)**	**(3,515)**
Other Income / (Expense)	603	(212)	610	(92)
Income Tax Benefit / (Expense)	209	(3)	(296)	(69)
Net Loss from Continuing Operations	**(26,955)**	**(6,023)**	**(1,893)**	**(3,675)**
Adjusted EBITDA **	**(14,385)**	**(2,493)**	**1,505**	**337**

* Represents write back of inventory over provision.

** The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-cash charges.

ELIXIR GAMING

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20 5. Financial Information 5.2 Strengthening Balance Sheet On July 24, 2009, Elixir Gaming entered into an agreement with Elixir International/Melco to amend the unsecured promissory note issued by the Company in April 2008 and amended in November 2008 to Elixir International. Under the amended note terms, Elixir Gaming will defer repayment of principal and interest on the outstanding principal balance of the note of $9.2 million until July 2010. Interest at the previous rate of 5% will continue to accrue. These terms provide cash flow benefits to Elixir Gaming by reducing cash outlays approximately $1.6 million per quarter until July 2010 and improving financial flexibility enabling the Company to pursue growth opportunities. $US in thousands 9/30/2009 12/31/2008 (Unaudited) Current Assets: Cash and Cash Equivalents 4,670 $ 14,504 $ Current Portion of Accounts Receivable 2,260 1,336 Inventories 394 1,096 Other Current Assets 6,736 1,909 Total Current Assets 14,061 18,845 Gaming Participation Equipment 42,102 48,352 Intangible Assets 3,212 4,208 Other Non-Current Assets 4,431 5,009 Total Assets 63,806 $ 76,414 $ Current Liabilities: Accounts Payable 829 $ 807 $ Notes Payable to Related Party, Current Portion 1,554 5,884 Other Current Liabilities 2,583 4,564 Total Current Liabilities 4,966 11,255 Notes Payable to Related Party, Net of Current 7,724 6,185 Other Non-Current Liabilities 2,185 1,490 Total Liabilities 14,875 18,930 Total Stockholder's Equity 48,931 57,484 Total Liabilities & Stockholders 63,806 $ 76,414 $

21 6. Investment Considerations Asian gaming markets are under-served and poised for growth with emerging middle and affluent classes with a strong propensity for gaming. Elixir Gaming has little viable competition. Only U.S.-listed company primarily focused on expanding Pan-Asian gaming slot markets. Recurring daily revenue model offers compelling long-term cash flow potential. Success with partner NagaWorld in Cambodia provides strong revenue and cash flow contribution and builds credibility for Elixir Gaming as an operator. Philippine operations are stable and with targeted marketing initiatives, ramp-up of immature venues, and planned reallocation of gaming assets, the Company anticipates long-term growth in average WUD. New senior management team with strong industry and regional knowledge and relationships. Successfully completed restructuring of operations resulting in dramatically reduced cost structure and improved financial flexibility. Evaluating potential business expansion opportunities for selective growth.